Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OutSource International, Inc. on Form S-8 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K and Annual Report on Form 10-K/A, dated April 2, 1998, of OutSource International, Inc. for the year ended December 31, 1997.

/S/DELOITTE & TOUCHE LLP

Ft. Lauderdale, Florida
June 16, 1998